UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

UNITY HOLDINGS, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	333-45979	58-2350609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Joe Frank Harris Parkway, SE, Cartersville, GA 30121

(Address of Principal Executive Offices)

(770) 606-0555

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2009, the Office of the Comptroller of the Currency (“OCC”), pursuant to its statutory authority issued a Capital Directive to Unity National Bank, the subsidiary of Unity Holdings, Inc. The OCC will publish a copy of the Capital Directive on its website which is located at www.occ.treas.gov. A copy of the Capital Directive is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Under the terms of the Capital Directive, the Bank is required, within 45 days, to achieve and maintain the following minimum capital ratios: (a) Total risk-based capital at least equal to twelve percent (12%) of risk-weighted assets; (b) Tier 1 capital at least equal to nine percent (9%) of adjusted total assets.

The Board of Directors of the Bank is also required to submit an acceptable Capital Plan covering at least a three-year period and describe the means and time schedule by which the Bank will achieve the required minimum capital ratios.

The Bank will continue to conduct its banking business with customers in a normal fashion. Banking products and services and hours of business will remain the same, and the Bank’s deposits will remain insured by the FDIC to the maximum limits allowed by law.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished herewith:

99.1	Capital Directive dated December 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITY HOLDINGS, INC.

DATE: December 22, 2009	By:	/S/ MICHAEL L. MCPHERSON
	Name:	Michael L. McPherson
	Title:	President and CEO